EXHIBIT 99.1

For Immediate Release



                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

      BUSINESS WIRE: January 14, 2002, Corydon, Indiana - First Capital, Inc. (Nasdaq SmallCap Market: FCAP) today announced that the Corporation's annual meeting of stockholders will be held on Wednesday, April 24, 2002.

      First Capital, Inc. is the holding company for First Harrison Bank. First Harrison operates nine full service offices in the Indiana communities of Corydon, New Salisbury, Palmyra, Crandall, Georgetown, Hardinsburg, Greenville and New Albany that provide deposit and lending services to customers in southeastern Indiana.

Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer First Capital, Inc.
            200 Federal Drive, N.W.
            Corydon, Indiana 47112
            (812) 738-2198, ext. 234